UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2008

Kosan Biosciences Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31633	94-3217016
(Commission File Number)	(IRS Employer Identification No.)

3832 Bay Center Place, Hayward, CA 94545

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 732-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bonus Determinations for Named Executive Officers. On January 25, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Kosan Biosciences Incorporated (the “Company”) approved cash bonus awards for fiscal 2007 for the Company’s “named executive officers” (as defined under applicable securities laws) under the Company’s 2007 Executive Officer Cash Bonus Plan (the “2007 Bonus Plan”). The cash bonus awards approved for each such named executive officer under the 2007 Bonus Plan are as set forth in the table below:

Named Executive Officer	2007 Cash Bonus Award
Robert G. Johnson, Jr., M.D., Ph.D. President and Chief Executive Officer	$165,672.00
Gary S. Titus Senior Vice President and Chief Financial Officer	$99,781.50
Peter J. Licari, Ph.D. Senior Vice President, Manufacturing and Operations	$73,437.75
Pieter B.M.W.M. Timmermans, Ph.D. Senior Vice President, Drug Discovery and Preclinical Research	$71,272.50

Amendment of 2008 Executive Officer Cash Bonus Plan. On January 25, 2008, the Committee amended the terms of the Company’s 2008 Executive Officer Cash Bonus Plan (the “2008 Bonus Plan”) to provide that cash bonus awards under the 2008 Bonus Plan for all of the Company’s executive officers will be dependent solely on the extent to which actual performance meets, exceeds or falls short of the corporate objectives approved by the Committee under the 2008 Bonus Plan. As originally adopted in December 2007, the 2008 Bonus Plan provided that each executive officer’s cash bonus award, other than the cash bonus award for the Company’s Chief Executive Officer, is dependent on both the achievement of such corporate objectives as well as key individual performance objectives. A summary of the 2008 Bonus Plan, as amended by the Committee on January 25, 2008, is set forth on Exhibit 10.44 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

10.44	Summary of 2008 Executive Officer Cash Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kosan Biosciences Incorporated

Dated: January 29, 2008	By:	/s/ Jonathan K. Wright
Jonathan K. Wright
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

10.44	Summary of 2008 Executive Officer Cash Bonus Plan